UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 23, 2019
Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On January 23, 2019, the Compensation Committee of our Board of Directors (the “Committee”) met and approved the following with respect to the following executive officers:

•	M. Michelle Berrey, M.D., M.P.H., our President and Chief Executive Officer;

•	W. Garrett Nichols, M.D., M.S., our Chief Medical Officer; and

•	Timothy W. Trost, our Senior Vice President, Chief Financial Officer and Corporate Secretary.

Performance-Based Bonuses for the Year Ended December 31, 2018

No specific individual goals were established for any of our executive officers for 2018. Rather, in early 2018, our Board of Directors assigned a specific weighting to each of our corporate goals on which the performance-based bonus for each executive officer would be based. The actual performance-based bonus paid to each executive officer, if any, is calculated by multiplying (i) such executive officer’s annual base salary, by (ii) such executive officer’s target bonus percentage, by (iii) the percentage attainment of the corporate goals established by our Board of Directors for such year. Notwithstanding the foregoing, the Committee may award a performance-based bonus in an amount above or below the amount resulting from such calculation.

For 2018, it was determined that we had achieved our corporate goals at a 25% level. In addition, the bonus awarded to Dr. Nichols included an additional discretionary amount. Accordingly, the following performance-based bonuses were awarded:

Name	2018 Performance-Based Bonus ($)
M. Michelle Berrey	69,746
W. Garrett Nichols	43,991
Timothy W. Trost	33,497

2019 Annual Base Salary and Target Bonus Percentage

The Committee approved the following 2019 base salaries and target bonus percentages for our executive officers:

Name	2019 Base Salary ($)	2019 Target Bonus Percentage
M. Michelle Berrey	574,710	50%
W. Garrett Nichols	453,103	40%
Timothy W. Trost	394,304	35%

Equity-Based Incentive Awards

The Committee approved grants of the following options to purchase shares of our common stock to our executive officers:

Name	Options
M. Michelle Berrey	400,000
W. Garrett Nichols	200,000
Timothy W. Trost	176,000

Each of these option grants were made pursuant to our 2013 Equity Incentive Plan, vest in equal monthly installments over a four year period from the date of grant, and have an exercise price equal to $2.41 per share, which is equal to the closing price of our common stock on the date of grant.

The Committee also approved the grant of a restricted stock unit (“RSU”) to Dr. Nichols covering 125,000 shares of our common stock. The RSU was granted pursuant to our 2013 Equity Incentive Plan and, subject to Dr. Nichols’ continuous service, will vest over a two year period from the date of grant as follows: 25,000 shares subject to the RSU will vest on the six-month anniversary of the date of grant, 25,000 shares subject to the RSU will vest on the one-year anniversary of the date of grant, 25,000 shares subject to the RSU will vest on the 18-month anniversary of the date of grant, and 50,000 shares subject to the RSU will vest on the two-year anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: January 29, 2019
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary